Exhibit 10.23

January __, 2018

FlexShopper, LLC

2700 N. Military Trail, Suite 200

Boca Raton, Florida 33431

Ladies and Gentlemen:

The purpose of this letter is to advise FlexShopper, LLC, a North Carolina limited liability company (“Borrower”), that Lender hereby commits to provide to Borrower $________ of subordinated debt financing on the terms set forth in the form of promissory note attached hereto as Exhibit A (the “Subordinated Promissory Note”) and on the terms set forth herein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Subordinated Promissory Note.

Commitment. Lender’s commitment is subject only to the following conditions:

(1) On or before _________ ___, 2018, Borrower shall have paid to Lender a one-time commitment fee in an aggregate amount equal to $______ (representing 1% of Lender’s aggregate commitment);

(2) Lender’s commitment shall be available during the period commencing on the date hereof and ending on July 31, 2018 (the “Commitment Period”);

(3) Lender’s commitment may be drawn by Borrower in one or more advances (each, a “Subordinated Loan Advance”) by delivery of not less than two (2) days’ prior notice to Lender, which notice shall specify the amount of the Subordinated Loan Advance being requested and the proposed date therefor;

(4) On or prior to the initial Subordinated Loan Advance, Borrower shall have duly executed delivered to Lender a Subordinated Promissory Note;

(5) Each Subordinated Loan Advance shall be in a minimum amount of $500,000 (or, if less, the entire remaining available commitment); and

(6) Borrower shall provide to Lender copies of the monthly covenant reporting package delivered to, and notices of default received from, the lender under Senior Credit Agreement.

Notwithstanding anything to the contrary contained in any Subordinated Promissory Note, (a) Lender shall be obligated to make Subordinated Loan Advances to Borrower in an aggregate amount equal to $________ (which shall represent the Maximum Amount under (and as defined in) the Subordinated Promissory Note) subject only to satisfaction of the conditions set forth in this letter agreement and (b) repayment of Subordinated Loan Advances shall not be demanded by Lender during the Commitment Period; provided, however, interest at the default rate set forth in the Subordinated Promissory Note shall accrue on all Subordinated Loan Advances at such times as interest at the Default Interest Rate (as defined in the Senior Credit Agreement) is accruing on the Senior Debt, it being agreed and understood that if interest at the default rate is accruing on Subordinated Loan Advances pursuant to this proviso, no additional default interest shall accrue pursuant to Section 8 of the Subordinated Promissory Note.

Representations. Lender hereby represents and warrants that the following are true and correct: (a) Lender is not acquiring the Subordinated Promissory Note (or making any Subordinated Loan Advance) with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended, and (b) Lender (i) is an “accredited investor” as defined in Rule 501 promulgated under the Securities Exchange Act of 1934, as amended, and (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Subordinated Promissory Note. Further, Lender is familiar with the business and affairs of Borrower and its subsidiaries and has conducted such due diligence as it has deemed necessary and desirable in making its investment decision.

Miscellaneous.

Each party shall be responsible for its own fees and expenses, including, without limitation, legal fees, incurred by it in connection with the Subordinated Promissory Note and the Subordinated Loan Advances.

This letter agreement shall not be assignable by any party hereto without the prior written consent of the other party hereto (and any purported assignment without such consent shall be null and void), and is solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This letter agreement may not be amended or waived except in a written instrument signed by Borrower and Lender. The provisions of this letter agreement shall remain in full force and effect following the making of all Subordinated Loan Advances. In the event of any conflict between the terms and provisions of this letter agreement and the terms and provisions of the Subordinated Promissory Note, the terms and provisions of this letter agreement shall govern and control.

This letter agreement may be executed in counterparts, each of which shall be deemed an original and all of which counterparts shall constitute one and the same document. Delivery of an executed signature page of this letter agreement by facsimile or electronic (including “PDF”) transmission shall be effective as delivery of a manually executed counterpart hereof.

This letter agreement, and all matters relating hereto or thereto or arising therefrom (whether sounding in contract law, tort law or otherwise), shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of North Carolina, without regard to conflicts of laws principles.

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Lender shall hold all non-public information regarding Borrower, its affiliates and their businesses obtained by Lender confidential and shall not disclose such information; provided, however, the foregoing shall not be construed to prohibit the disclosure of any information that is or becomes publicly known or information obtained by Lender from sources other than Borrower other than as a result of a disclosure by the Lender known (or that should have reasonably been known) to be in violation of this provision.

We are pleased to have been given the opportunity to assist you.

Sincerely,

By:
Name:
Title:

Acknowledged and Agreed:

FLEXSHOPPER, LLC

By:
Name:
Title:

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EXHIBIT A

FORM OF SUBORDINATED PROMISSORY NOTE

$___________	_______ __, ____

FOR VALUE RECEIVED, FlexShopper, LLC, a North Carolina limited liability company (“Borrower”), hereby promises to pay to _______________, a _________________ (“Lender”), on demand, the principal sum of up to _________________ Dollars ($_________) (the “Maximum Amount”), or such lesser amount as shall have been advanced and remain outstanding hereunder, together with interest thereon, subject to the terms and conditions set forth in this Subordinated Promissory Note (this “Note”).

1. Payment of Principal and Interest.

(a) Payments of principal and accrued interest on this Note shall be due and payable upon thirty (30) days prior written notice by Lender to Borrower.

(b) The unpaid principal balance of this Note shall bear interest at a rate equal to three percent (3.00%) per annum in excess of the non-default rate of interest from time to time in effect under that certain Credit Agreement dated as of March 6, 2015 among FlexShopper 2, LLC, as borrower, Wells Fargo Bank, National Association, as paying agent, WE 2014-1, LLC, as administrative agent (the “Administrative Agent”), and the lenders party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”) computed on the basis of a 360 day year.

(c) The full remaining portion of all interest accruing on the unpaid principal balance of this Note but not paid in cash pursuant to Section 1(b) shall continue to accrue until the principal hereof and interest hereon shall have been paid in full.

(d) Borrower may prepay this Note in whole or in part at any time, without premium or penalty.

(e) All payments of principal and interest shall be made in lawful money of the United States of America and shall be made to Lender at Lender’s address set forth in Section 13 or at such other place as Lender may designate to Borrower in writing.

(f) Upon Borrower’s request, Lender may from time to time after the date hereof advance additional amounts to Borrower up to the Maximum Amount and subject to the other terms set forth herein. Lender shall make a notation on Schedule A hereto of each advance made by Lender and of each prepayment or repayment made by Borrower, which schedule shall be conclusive evidence of the principal amount then outstanding hereunder, absent manifest error, subject to the next sentence. In the event that the Lender fails to make a notation on Schedule A, then the amount showing as owing from Borrower to Lender on the books and records of the Lender shall be conclusive evidence of the principal amount then outstanding hereunder, absent manifest error.

The principal amount of this Note at any time shall be equal to the aggregate amount of all such loans and advances made to Borrower through such time (including advances to pay interest hereon), less the aggregate amount of all repayments of principal of this Note made by Borrower through such time.

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2. Security. As collateral security for the payment and satisfaction of the unpaid principal balance of this Note and all interest accrued thereon, and subject to the rights of the Senior Creditors as described in Section 12, Borrower hereby grants to Lender a continuing, first-priority security interest in and to all of the Collateral. The Collateral means each and all of the following:

A. the Accounts;

B. the Equipment;

C. the Inventory;

D. the General Intangibles;

E. the Negotiable Collateral;

F. any money, deposit accounts or other assets of Borrower in which Lender receives a security interest or which hereafter come into the possess ion, custody or control of Lender;

G. all Supporting Obligations;

H. all Investment Property;

I. all Letter of Credit Rights; and

J. the proceeds of any of the foregoing, including, but not limited to, proceeds of insurance covering the Collateral, or any portion thereof, and any and all Accounts, Equipment, Inventory, General Intangibles, Negotiable Collateral, the Investment Property, the Letter of Credit Rights, the Supporting Obligations, money, deposit accounts or other tangible and intangible property resulting from the sale or other disposition of the Collateral, or any portion thereof or interest therein, and the proceeds thereof.

The capitalized terms used in the definition of the Collateral shall have the meanings ascribed to them under the Uniform Commercial Code as adopted in the State of North Carolina (the “UCC”).

3. Representations and Warranties. Borrower hereby represents and warrants to Lender that:

(a) Borrower (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of North Carolina, (ii) has all requisite limited liability company power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged, (iii) is duly qualified as a foreign entity, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify would not have a material adverse effect on Borrower, and (iv) has the limited liability company power and authority to execute, deliver and perform its obligations under this Note and to borrow hereunder;

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(b) The execution, delivery and performance by Borrower of this Note (i) has been duly authorized by all necessary action, (ii) do not and will not contravene or violate the terms of its corporate constitutional documents or any amendment thereto or any law applicable to Borrower or its assets, business or properties, (iii) do not and will not (1) conflict with, contravene, result in any violation or breach of or default under any material contractual obligation of Borrower (with or without the giving of notice or the lapse of time or both), (2) create in any other person a right or claim of termination or amendment of any material contractual obligation of Borrower, or (3) require modification, acceleration or cancellation of any material contractual obligation of Borrower, and (iv) do not and will not result in the creation of any lien (or obligation to create a lien) against any property, asset or business of Borrower; and

(c) Borrower has duly executed and delivered this Note and this Note constitutes the legal, valid and binding obligations Borrower, enforceable against Borrower in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

4. Events of Default. The following shall constitute “Events of Default” with respect to this Note:

(a) Borrower shall fail to pay the principal of, or interest on, this Note when the same becomes due and payable in accordance with the terms hereof;

(b) Any representation or warranty made by Borrower in Section 3 hereof shall fail to be true and correct in all material respects or Borrower shall default in the performance of any of its obligations under Section 4 hereof; or

(c) Borrower makes a general assignment for the benefit of its creditors or applies to any tribunal for the appointment of a trustee or receiver of a substantial part of the assets of Borrower, or commences any proceedings relating to Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or any such application is filed, or any such proceedings are commenced against Borrower and Borrower indicates its consent to such proceedings, or an order or decree is entered by a court of competent jurisdiction appointing such trustee or receiver, or adjudicating Borrower bankrupt or insolvent, or approving the petition in any such proceedings, and such order or decree remains unstayed and in effect for ninety (90) days.

5. Consequences of Event of Default. Upon the occurrence of any such Event of Default and during the continuation thereof, the unpaid principal balance of this Note and accrued and unpaid interest hereon shall become immediately due and payable upon such occurrence without action by Lender and Lender shall have all other rights and remedies provided by applicable law. Lender shall have all of the rights and remedies of a secured party under the UCC.

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6. Remedies are Cumulative. No failure on the part of Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Lender or any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law, in equity, or in other loan documents.

7. Costs of Collection. In the event that this Note is not paid when due, Borrower shall also pay or reimburse Lender for all reasonable costs and expenses of collection, including, without limitation, reasonable attorneys’ fees.

8. Default Interest Rate. Upon the occurrence of any Event of Default, any principal balance remaining unpaid under this Note shall bear interest at a rate per annum equal to two percent (2%) above the interest rate otherwise applicable hereto.

9. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to the conflicts of law provisions thereof.

10. Waiver. Borrower waives presentment for payment, demand, protest, notice of dishonor, notice of protest, diligence on bringing suit against any party hereto, and all defenses on the ground of any extension of the time of payment that may be given by Lender to it. Borrower agrees not to assert against Lender as a defense (legal or equitable), as a set-off, as a counterclaim, or otherwise, any claims Borrower may have against any other party liable to Lender for all or any part of the obligations under this Note. All rights of Borrower hereunder, and all obligations of Borrower hereunder, shall be absolute and unconditional, not discharged or impaired irrespective of (and regard less of whether Borrower receives any notice of): (i) any lack of validity or enforceability of any provision of this Note; (ii) any change in the time, manner or place of payment or performance, or in any term, of all or any of the obligations hereunder or any other amendment or waiver of or any consent to any departure from any provision herein; or (iii) any release of or modifications to or insufficiency, unenforceability or enforcement of the obligations of any guarantor or other obligor. To the extent permitted by law, Borrower hereby waives any rights under any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist and any other circumstance which might otherwise constitute a defense available to, or a discharge of any party with respect to the obligations of Borrower hereunder.

11. No Right of Set-Off. As of the date hereof, Borrower represents that it has no claims or offsets against Lender in breach of contract, breach of warranty, express or implied, negligence or for any other type of legal action under this Note or otherwise.

12. Subordination.

(a)   Lender agrees that the obligations represented by this Note shall be in all respects subordinate in payment and junior in priority to all indebtedness, liabilities and other obligations (collectively, the “Senior Debt” and the holders of such Senior Debt, the “Senior Creditors”) owing under the Senior Credit Agreement and the other agreements, instruments and documents executed and delivered in connection therewith, as amended, modified or increased (collectively, the “Senior Debt Documents”).

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(b) Until all Senior Debt shall have been paid in full in cash and all commitments to advance Senior Debt have terminated, (i) no payment may be made on this Note, whether of principal or interest or other obligations, at any time that the “Effective Advance Rate” (as defined in the Senior Debt Documents) exceeds 95% or an “Event of Default” (as defined in the Senior Debt Documents) exists, (ii) the Lender shall not (A) take any action or exercise any remedy against the Borrower under this Note (other than the imposition of the default rate of interest as set forth herein); or (B) commence, or join with any other creditor of the Borrower in commencing any insolvency or similar proceeding against the Borrower (iii) the Lender waives all rights of subrogation, reimbursement and any similar rights with respect to the indebtedness evidenced by this Note and (iv) any and all liens and security interests of Lender in any collateral shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of the Senior Creditors in such collateral, whether or not valid or perfected, regardless of the time, manner or order of attachment, grant or perfection of any such liens and security interests and regardless of any provision of the Uniform Commercial Code of any jurisdiction or any other law or any other circumstance.

(c) In case any funds shall be paid or delivered to the Lender in violation hereof, such funds shall be held in trust by the Lender for, and paid and delivered to, the Senior Creditors (in the form received, together with any necessary endorsements) upon demand.

(d) The priority of the Senior Debt (whether or not such amounts are deemed allowable or recoverable) set forth above shall continue during any insolvency, receivership, bankruptcy, dissolution, liquidation, or reorganization proceeding, or in any other proceeding, whether voluntary or involuntary, by or against the Borrower, under any bankruptcy or insolvency law or laws.

(e) The Lender expressly waives all notice of the acceptance by any Senior Creditor of the subordination and other provisions of this Note.

Without limitation of the foregoing, the Senior Creditors (including, without limitation, the Administrative Agent under the Senior Credit Agreement) are express third party beneficiaries of the terms and conditions contained in this Section 12 and shall be entitled to enforce such terms and conditions directly, as if they were parties to this Note. Furthermore, until all Senior Debt shall have been paid in full in cash and all commitments to advance Senior Debt have terminated, this Section 12 may not be amended, restated, supplemented or otherwise modified without the prior written consent of the Administrative Agent and the Required Lenders (as defined in the Senior Credit Agreement).

13. Notices. Any notice pursuant to this Note must be in writing and will be deemed effectively given to another patty on the earliest of the date (a) three (3) business days after such notice is sent by registered U.S. mail, return receipt requested, (b) one (1) business day after receipt of confirmation if such notice is sent by facsimile, (c) one (1) business day after delivery of such notice into the custody and control of an overnight courier service for next day delivery, (d) one (1) business day after delivery of such notice in person and (e) such notice is received by that party; in each case to the appropriate address below (or to such other address as a party may designate by notice to the other party):

If to Borrower:

FlexShopper, LLC

2700 N. Military Trail, Suite 200

Boca Raton, FL 33431

Attn: Brad Bernstein

If to Lender:

________________

________________

________________

14. Severability. Any provision of this Note that is determined by any court of competent jurisdiction to be invalid or unenforceable will not affect the validity or enforceability of any other provision hereof or the invalid or unenforceable provision in any other situation or in any other jurisdiction. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

15. Counterparts. This Note may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Note constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Note by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Note.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed, and Lender has accepted this Note, as of the day and year first above written.

Borrower:

FLEXSHOPPER, LLC

By:
Name:	Brad Bernstein
Title:	CEO

ACCEPTED:

Lender:

By:
Name:
Title:

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Exhibit A to Subordinated Promissory Note

Advancement/Payment Schedule

Date	Amount Advanced	Principal Payment	Principal Balance

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